Aviat Networks Announces Fiscal 2025 Second Quarter and Six Month Financial Results

Total Revenue of $118.2 million; Up 26.2% Year-Over-Year
Operating Income of $8.0 million; Non-GAAP Operating income of $12.6 million
Adjusted EBITDA of $14.8 million
Non-GAAP Diluted Earnings per Share of $0.82

AUSTIN, Texas, February 4, 2025 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today reported financial results for its fiscal 2025 second quarter ended December 27, 2024.

Second Quarter Highlights
•Completed 18th consecutive quarter of trailing twelve month revenue growth
•Achieved record quarterly adjusted EBITDA driven by healthy sales, margins, and disciplined cost management
•Received orders for Pasolink above $35 million in the quarter, continuing trend to $140 million in annual run-rate contribution from Pasolink acquisition
•Reduced net debt position by $10 million and repurchased 34,600 shares in the quarter

Second Quarter Financial Highlights

•Total Revenues: $118.2 million, up 26.2% from the same quarter last year
•GAAP Results: Gross Margin 34.6%; Operating Expenses $32.9 million; Operating Income $8.0 million; Net Income $4.5 million; Net Income per diluted share (“Net Income per share”) $0.35
•Non-GAAP Results: Adjusted EBITDA $14.8 million; Gross Margin 35.3%; Operating Expenses $29.1 million; Operating Income $12.6 million; Net Income $10.5 million; Net Income per share $0.82
•Cash and cash equivalents: $52.6 million
•Net debt: $22.3 million

Fiscal 2025 Second Quarter and Six Months Ended December 27, 2024
Revenues
The Company reported total revenues of $118.2 million for its fiscal 2025 second quarter, compared to $93.7 million in the fiscal 2024 second quarter, an increase of $24.5 million or 26.2%. North America revenue of $58.0 million increased by $7.3 million or 14.5%, compared to $50.6 million in the prior year due strength in our private networks business. International revenue of $60.2 million increased by $17.2 million or 39.8%, compared to $43.1 million in the prior year. This growth was due to the addition from the Pasolink acquisition.
For the six months ended December 27, 2024, revenue increased 14.4% to $206.6 million, compared to $180.6 million in the same period of fiscal 2024.
Gross Margins
In the fiscal 2025 second quarter, the Company reported GAAP gross margin of 34.6% and non-GAAP gross margin of 35.3%. This compares to GAAP gross margin of 38.8% and non-GAAP gross margin of 38.8% in the fiscal 2024 second quarter, a decrease of (420) and (350) basis points, respectively. The decrease was driven by the addition of Pasolink and product mix in the quarter.
For the six months ended December 27, 2024, the Company reported GAAP gross margin of 29.4% and non-GAAP gross margin of 30.1%. This compares to GAAP gross margin of 37.4% and non-GAAP gross margin of 37.5% in the same period of fiscal 2024, a decrease of (800) and (740) basis points, respectively.
Operating Expenses
The Company reported GAAP total operating expenses of $32.9 million for the fiscal 2025 second quarter, compared to $32.9 million in the fiscal 2024 second quarter. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2025 second quarter were $29.1 million, compared to $25.4 million in the prior year, an increase of $3.7 million or 14.7%.
For the six months ended December 27, 2024, the Company reported total operating expenses of $68.3 million, compared to $59.2 million in the same period of fiscal 2024, an increase of $9.0 million or 15.2%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the six months ended December 27, 2024 were $59.1 million, compared to $46.7 million in the same period of fiscal 2024, an increase of $12.4 million or 26.6%.
Operating Income
The Company reported GAAP operating income of $8.0 million for the fiscal 2025 second quarter, compared to GAAP operating income of $3.4 million in the fiscal 2024 second quarter, an increase of $4.6 million. Operating income increased primarily due to higher gross margin dollars and flat operating expenses. On a non-GAAP basis, the Company reported operating income of $12.6 million for the fiscal 2025 second quarter, compared to a non-GAAP operating income of $11.0 million in the prior year, an increase of $1.6 million.
For the six months ended December 27, 2024, the Company reported a GAAP operating loss of $(7.6) million, compared to operating income of $8.3 million in the same period of fiscal 2024, a decrease of $(15.9) million. On a non-GAAP basis, the Company reported operating income of $3.1 million, compared to $21.1 million in the same period of fiscal 2024, a decrease of $(18.0) million.
Income Taxes
The Company reported GAAP income tax expense of $1.6 million in the fiscal 2025 second quarter, compared to a GAAP income tax expense of $1.8 million in the fiscal 2024 second quarter.
For the six months ended December 27, 2024, the Company reported a GAAP income tax benefit of $(3.9) million compared to income tax expense of $2.3 million in the same period of fiscal 2024, a decrease of $(6.2) million.
Net Income / Net Income Per Share
The Company reported GAAP net income of $4.5 million in the fiscal 2025 second quarter or GAAP net income per share of $0.35. This compared to GAAP net income of $1.8 million or GAAP net income per share of $0.15 in the fiscal 2024 second quarter. On a non-GAAP basis, the Company reported non-GAAP net income of $10.5 million or non-GAAP net income per share of $0.82, compared to non-GAAP net income of $10.3 million or $0.84 per share in the prior year.
The Company reported GAAP net loss of $(7.4) million for the six months ended December 27, 2024, or GAAP net loss per diluted share of $(0.58). This compared to GAAP net income of $5.3 million or $0.44 per share in the comparable fiscal 2024 period. On a non-GAAP basis, the Company reported net loss of $(0.6) million or net loss per share of $(0.05) for the six months ended December 27, 2024, as compared to non-GAAP net income of $20.0 million or $1.65 per share in the comparable fiscal 2024 period.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2025 second quarter was $14.8 million, compared to $12.1 million in the fiscal 2024 second quarter, an increase of $2.7 million.
Balance Sheet Highlights
The Company reported $52.6 million in cash and cash equivalents as of December 27, 2024, compared to $64.6 million as of June 28, 2024. As of December 27, 2024, total debt was $74.9 million, an increase of $26.5 million from June 28, 2024.

Fiscal 2025 Full Year Outlook
The Company is leaving its fiscal 2025 full year guidance as previously stated:
•Full year Revenue between $430 and $470 million
•Full year Adjusted EBITDA between $30.0 and $40.0 million

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, February 4, 2025, to discuss its financial and operational results for the fiscal 2025 second quarter ended December 27, 2024. Participating on the call will be Peter Smith, President and Chief Executive Officer; Michael Connaway, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2025, its recent acquisitions and acquisition strategy, process improvements, measures designed to improve internal controls, its ability to maintain effective internal control over financial reporting and management systems and remediate material weaknesses, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, gross margin, Adjusted EBITDA, operating income or earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the disruption the 4RF and NEC transactions may cause to customers, vendors, business partners and our ongoing business; our ability to integrate the operations of the acquired 4RF and NEC businesses with our existing operations and fully realize the expected synergies of the 4RF and NEC transactions on the expected timeline; disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationships; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the ability to preserve and use our net operating loss carryforwards; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended June 28, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on October 4, 2024, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (512) 582-4626
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2025 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	December 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
Revenues:
Product sales	$82,312	$65,021	$143,428	$124,566
Services	35,885	28,671	63,198	56,035
Total revenues	118,197	93,692	206,626	180,601
Cost of revenues:
Product sales	54,969	36,893	107,170	73,206
Services	22,342	20,472	38,782	39,873
Total cost of revenues	77,311	57,365	145,952	113,079
Gross margin	40,886	36,327	60,674	67,522
Operating expenses:
Research and development	10,222	8,394	20,630	14,818
Selling and administrative	21,279	22,544	46,227	41,781
Restructuring charges	1,415	2,000	1,415	2,644
Total operating expenses	32,916	32,938	68,272	59,243
Operating income (loss)	7,970	3,389	(7,598)	8,279
Interest expense, net	1,580	394	2,695	493
Other expense (income), net	269	(637)	979	165
Income (loss) before income taxes	6,121	3,632	(11,272)	7,621
Provision for (benefit from) income taxes	1,626	1,848	(3,888)	2,280
Net income (loss)	$4,495	$1,784	$(7,384)	$5,341

Net income (loss) per share of common stock outstanding:
Basic	$0.35	$0.15	$(0.58)	$0.45
Diluted	$0.35	$0.15	$(0.58)	$0.44
Weighted-average shares outstanding:
Basic	12,689	12,001	12,667	11,788
Diluted	12,784	12,229	12,667	12,093

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2025 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 27, 2024	June 28, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$52,583	$64,622
Accounts receivable, net	166,689	158,013
Unbilled receivables	93,855	90,525
Inventories	76,497	62,267
Assets held for sale	—	2,720
Other current assets	33,283	27,076
Total current assets	422,907	405,223
Property, plant and equipment, net	14,057	9,480
Goodwill	18,329	8,217
Intangible assets, net	28,177	13,644
Deferred income taxes	93,848	83,112
Right-of-use assets	3,633	3,710
Other assets	13,160	11,837
Total long-term assets	171,204	130,000
Total assets	$594,111	$535,223
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$124,142	$92,854
Accrued expenses	38,163	42,148
Short-term lease liabilities	1,275	1,006
Advance payments and unearned revenue	71,128	58,839
Other current liabilities	13,863	21,614
Current portion of long-term debt	3,719	2,396
Total current liabilities	252,290	218,857
Long-term debt	71,134	45,954
Unearned revenue	8,272	7,413
Long-term operating lease liabilities	2,511	2,823
Other long-term liabilities	417	394
Reserve for uncertain tax positions	3,363	3,485
Deferred income taxes	6,537	412
Total liabilities	344,524	279,338
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	127	126
Treasury stock	(6,978)	(6,479)
Additional paid-in-capital	862,918	860,071
Accumulated deficit	(585,897)	(578,513)
Accumulated other comprehensive loss	(20,583)	(19,320)
Total stockholders’ equity	249,587	255,885
Total liabilities and stockholders’ equity	$594,111	$535,223

AVIAT NETWORKS, INC.
Fiscal Year 2025 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.
1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2025 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Six Months Ended
	December 27, 2024	% of Revenue	December 29, 2023	% of Revenue	December 27, 2024	% of Revenue	December 29, 2023	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$40,886	34.6%	$36,327	38.8%	$60,674	29.4%	$67,522	37.4%
Share-based compensation	111		1		215		184
Merger and acquisition and other expenses	693		66		1,300		109
Non-GAAP gross margin	41,690	35.3%	36,394	38.8%	62,189	30.1%	67,815	37.5%

GAAP research and development expenses	$10,222	8.6%	$8,394	9.0%	$20,630	10.0%	$14,818	8.2%
Share-based compensation	(164)		(151)		(307)		(297)
Non-GAAP research and development expenses	10,058	8.5%	8,243	8.8%	20,323	9.8%	14,521	8.0%

GAAP selling and administrative expenses	$21,279	18.0%	$22,544	24.1%	$46,227	22.4%	$41,781	23.1%
Share-based compensation	(1,699)		(1,673)		(3,116)		(3,178)
Merger and acquisition and other expenses	(514)		(3,723)		(4,295)		(6,394)
Non-GAAP selling and administrative expenses	19,066	16.1%	17,148	18.3%	38,816	18.8%	32,209	17.8%

GAAP operating income (loss)	$7,970	6.7%	$3,389	3.6%	$(7,598)	(3.7)%	$8,279	4.6%
Share-based compensation	1,974		1,825		3,638		3,659
Merger and acquisition and other expenses	1,207		3,789		5,595		6,503
Restructuring charges	1,415		2,000		1,415		2,644
Non-GAAP operating income	12,566	10.6%	11,003	11.7%	3,050	1.5%	21,085	11.7%

GAAP income tax provision (benefit)	$1,626	1.4%	$1,848	2.0%	$(3,888)	(1.9)%	$2,280	1.3%
Adjustment to reflect pro forma tax rate	(1,126)		(1,548)		4,888		(1,680)
Non-GAAP income tax provision	500	0.4%	300	0.3%	1,000	0.5%	600	0.3%

GAAP net income (loss)	$4,495	3.8%	$1,784	1.9%	$(7,384)	(3.6)%	$5,341	3.0%
Share-based compensation	1,974		1,825		3,638		3,659
Merger and acquisition and other expenses	1,207		3,789		5,595		6,503
Restructuring charges	1,415		2,000		1,415		2,644
Other expense (income), net	269		(637)		979		165
Adjustment to reflect pro forma tax rate	1,126		1,548		(4,888)		1,680
Non-GAAP net income (loss)	$10,486	8.9%	$10,309	11.0%	$(645)	(0.3)%	$19,992	11.1%

Diluted net income (loss) per share:
GAAP	$0.35		$0.15		$(0.58)		$0.44
Non-GAAP	$0.82		$0.84		$(0.05)		$1.65

Shares used in computing diluted net income (loss) per share
GAAP	12,784		12,229		12,667		12,093
Non-GAAP	12,784		12,229		12,802		12,093

Adjusted EBITDA:
GAAP net income (loss)	$4,495	3.8%	$1,784	1.9%	$(7,384)	(3.6)%	$5,341	3.0%
Depreciation and amortization of property, plant and equipment and intangible assets	2,275		1,140		4,105		2,484
Interest expense, net	1,580		394		2,695		493
Other expense (income), net	269		(637)		979		165
Share-based compensation	1,974		1,825		3,638		3,659
Merger and acquisition and other expenses	1,207		3,789		5,595		6,503
Restructuring charges	1,415		2,000		1,415		2,644
Provision for (benefit from) for income taxes	1,626		1,848		(3,888)		2,280
Adjusted EBITDA	$14,841	12.6%	$12,143	13.0%	$7,155	3.5%	$23,569	13.1%

(1)	The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2025 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
(In thousands)
North America	$57,962	$50,615	$100,187	$105,468
International:
Africa and the Middle East	12,674	14,493	23,124	24,447
Europe	8,347	5,577	13,947	10,829
Latin America and Asia Pacific	39,214	23,007	69,368	39,857
Total international	60,235	43,077	106,439	75,133
Total revenue	$118,197	$93,692	$206,626	$180,601